SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                             Washington, D.C. 20549

                                    FORM S-8
                                    --------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                 ------------------------------------------------

                           FOREST LABORATORIES, INC.
                           -------------------------
               (Exact Name of Issuer as specified in its Charter)

          Delaware                                     11-1798614
(State of other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

              150 East 58th Street, New York, New York 10155-0015
                    (Address of Principal Executive Offices)


                     -------------------------------------

                        1994 EMPLOYEE STOCK OPTION PLAN

                     --------------------------------------
                            (Full title of the Plan)

                               KENNETH E. GOODMAN
                           Forest Laboratories, Inc.
                              150 East 58th Street
                         New York, New York 10155-0015
                    (Name and Address for Agent for Service)

          Telephone Number, including area code, of agent for service:
                                 (212) 421-7850

                        Calculation of Registration Fee

 Title of                                  Proposed
 Securities    Amount   Proposed Maximum    Maximum         Amount of
   to be       to be     Offering Price     Aggregate     Registration
 Registered  Registered    Per Share*    Offering Price*       Fee
- -----------  ---------  ---------------  ---------------  ------------

Common Stock  2,500,000    $47.25          $118,125,000    $40,732.76
              Shares

- ------------------------------
* Estimated solely for the purpose of calculating the registration fee, based on the closing price of the Company's Common Stock on the American Stock Exchange on October 24, 1994.

PAGE

          This Registration Statement (the "Registration Statement") on Form S-8 of Forest Laboratories, Inc. (the "Company") is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering the Company's common stock, par value $.10 per share, issuable under its 1994 Employee Stock Option Plan (the "1994 Plan"). The contents of the Company's Registration Statement on Form S-8, registration no. 33-7633, filed on November 30, 1990, to which the Registration Statement relates, are incorporated herein by reference.














                                II - 1
PAGE

Item 8.   Exhibits.

Exhibit No.    Exhibit
- -----------    -------
4.1*           Relevant portion of the Company's Certificate of
               Incorporation, as amended, defining the rights of holders of the Company's Common Stock.

5.1 Opinion of Dornbush Mensch Mandelstam & Schaeffer as to the legality of the Securities issued under the 1994 Plan, including consent of such counsel.

24.1 Consent of BDO Seidman, independent certified public accountants to the Company.

28.1* The 1982 Plan, as originally approved by stockholders on July 26, 1982.

28.2* The 1985 Plan, as originally approved by stockholders on August 12, 1985.

28.3* 1986 Amendment to the 1982 and 1985 Plans, approved by the Board as of November 1, 1986.

28.4*          The 1988 Plan, approved by stockholders on August 15,
               1988.

28.5*          The 1990 Plan, approved by stockholders on August 13,
               1990.

28.6 The 1994 Plan, approved by stockholders on August 15, 1994. Incorporated by reference to Exhibit A to the Company's Proxy Statement relating to its 1994 Annual Meeting of Stockholders.

__________________________
[FN]
* Previously filed as an exhibit to the Company's Registration Statement on Form S-8, Registration No. 33-7633, filed on November 30, 1990.


                               II - 2
PAGE

                                 SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Company certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 28th day of October, 1994.

                                        FOREST LABORATORIES, INC.


                                   By:  s/ Howard Solomon
                                        --------------------------------
                                        Howard Solomon,
                                        President, Chief Executive
                                             Officer and Director

                           POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard Solomon and Kenneth E. Goodman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



PRINCIPAL EXECUTIVE
OFFICER:


s/ Howard Solomon        President, Chief     October 28, 1994
- ----------------------     Executive Officer
Howard Solomon             and Director


PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:


s/ Kenneth E. Goodman    Vice President       October 28, 1994
- -----------------------
Kenneth E. Goodman


DIRECTORS:


          *                                   October 28, 1994
- -----------------------
George S. Cohan, Director


          *                                   October 28, 1994
- ----------------------
William J. Candee, Director

          *                                   October 28, 1994
- ----------------------
Dan L. Goldwasser, Director



          *                                   October 28, 1994
- ----------------------
Joseph M. Schor, Director
and Vice President -
Scientific Affairs



*By: s/ Kenneth E. Goodman
- ----------------------
     Kenneth E. Goodman,
     Attorney-in-Fact

                              II - 4
PAGE

                                                        EXHIBIT 5.1
                  DORNBUSH MENSCH MANDELSTAM & SCHAEFFER       ------------
                             747 Third Avenue
                         New York, New York, 10017

                                        October 28, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

               Re:  Forest Laboratories, Inc.
                    Registration Statement on Form S-8
                    ----------------------------------
Gentlemen:

     We have been requested by Forest Laboratories, Inc., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 2,500,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), offered on behalf of the Company (the "Shares") in connection with the 1994 Employee Stock Option Plan.

     In connection with this opinion, we have examined the Registration Statement and the Company's Certificate of Incorporation and By-laws, as amended to date, the 1994 Employee Stock Option Plan, copies of the records of corporate proceedings of the Company, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                        Very truly yours,

                              s/ Dornbush Mensch Mandelstam & Schaeffer
                                 DORNBUSH MENSCH MANDELSTAM & SCHAEFFER

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
             ---------------------------------------------------


Forest Laboratories, Inc.
New York, New York



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Forest Laboratories, Inc. relating to shares of common stock offered pursuant to its various employee stock option plans, of our reports dated May 2, 1994, on the consolidated financial statements and schedules of Forest Laboratories, Inc. Annual Report on Form 10-K for the year ended March 31, 1994.



                                              BDO Seidman



New York, New York
October 28, 1994